EXHIBIT 10.5
                                                                    ------------


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made effective as of the first day of January 1, 2002, entered into by and between ProUroCare Inc., a Minnesota corporation (the "Company") and Maurice R. Taylor, II (the "Employee").

     WHEREAS, the Company desires to employ the Employee as its Chairman and Chief Executive Officer (CEO) in accordance with the following terms, conditions and provisions; and

     WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1.   EMPLOYMENT AND DUTIES.

     The Company hereby commences Employee's employment, and Employee hereby accepts and agrees to serve the Company as the Company's Chairman and CEO, consistent with the job description for this position, and with duties subject to review and modification from time to time at the direction of the Company's Board of Directors, subject to election by the shareholders of the Company. The Employee shall apply his best efforts and devote substantially all of his time and attention to the Company's affairs.

     2.   TERM.

     The term of this Agreement and Employee's employment under this Agreement shall commence on January 1, 2002, and shall continue thereafter for a period of three years. Upon the expiration of the original term of this Agreement, this Agreement shall automatically renew for successive two-year terms, subject to termination as provided in Section 7.

     3.   COMPENSATION.

     The Company shall compensate the Employee for his services at the following salary, bonus, and benefits:

          A.   Base Salary

               The Employee shall be paid a base salary of $190,000 per year, payable on the Company's normal payroll cycle. This base salary is the minimum salary during the term of this Agreement, and may be increased from time to time at the discretion of the Board of Directors. Employee shall receive an annual performance review, and, contingent upon satisfactory review results, shall be eligible for increase of such base salary at the direction of the Board of Directors.

               B.   Bonus.

               The Employee shall continue to participate in a Company Management Incentive Plan, as approved and amended by the Board of Directors from time to time, and which is designed to deliver an annual bonus consistent with current levels established for this position by the Board of Directors. Employee shall periodically meet with the Board of Directors, to establish quantitative and qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid to Employee at the end of the associated bonus period. The Compensation Committee of the Board of Directors has established a 75% of base compensation potential bonus for 2002 based on specific milestones.

               C.   Stock Options.

               The Employee shall be eligible to participate in the annual grant of the Company's Stock Option Plan, consistent with its terms and conditions, and with amounts of options, including exercise price and vesting provisions determined by the Board of Directors from time to time. Provisions under this item 3C, stock options, are also subject to the provisions found in Section 7, under termination of Agreement. Stock Options shall be issued to Mr. Taylor in accordance with the Company's stock option plan.

               D.   Employee Benefits Plans.

               The Employee shall be entitled to participate in any and all Company employee benefit plans, in accordance with the eligibility requirements and other terms and provisions of such plan or plans.

               E.   Insurance.

               The Employee agrees that the Company, at the discretion of its Board of Directors, may apply for and procure on its own behalf, life insurance on the life of the Employee, for the purpose of protecting the Company against loss caused by the death of the Employee (commonly referred to as "Key" insurance). Employee agrees to cooperate and submit to medical examination, and to execute or deliver any documentation reasonably required by the Company's insurer in order to effectuate such insurance. In addition, the Company shall secure and pay the premium for a Term Life insurance policy assignable to Mr. Taylor in the amount of three times Mr. Taylor's annual compensation.

     4.   VACATION AND TIME OFF.

     The Employee shall be entitled to four weeks of paid vacation in each year of employment under the terms of this Agreement, without reduction of salary. Unused vacation time may be carried over to future years of employment, consistent with Company policy affecting use of employee vacation time. In addition, Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions, approved "other business activities", as per Section 10, and educational courses in accordance with the Company's general policies in this regard, and as from time to time determined by its Board of Directors.

     5.   EXPENSES.

     The Company will reimburse Employee for reasonable expenses incurred by the Employee in connection with the business of the Company, according to policies promulgated from time to time by the Board of Directors, and upon presentation by Employee of appropriate substantiation for such expenses.

     6.   DISABILITY.

     Not withstanding any other provision of this Agreement, if employee is totally disabled, as defined below, for an aggregate of 180 calendar days in any one calendar year of employment, the Company shall not be obligated to pay employee the compensation provided in this contract for any period of total disability during such year in excess of 120 days. In such event, Employee's salary under Section 3 shall be prorated for such year of employment in the same manner as if this Agreement has been terminated at the end of such 120th day.

     The Company agrees that, while on disability leave of absence, and for the duration of such disability, Employee may continue to receive Employer's group insurance plan coverage by compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), until the end of such disability leave, or upon attainment of the age of 65, whichever is earlier.

     For purposes of this Agreement, Employee shall be considered to be totally disabled when he is considered to be as such by any insurance company used by the Company to provide disability benefits for the Employee, and Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of the Employee or for any reason an insurance company fails to make a determination of the question of whether Employee is totally disabled, Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. The existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee, under these circumstances. If the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of Employee by medical doctor selected by the Board of Directors, and a medical doctor selected by the Employee. If the medical doctor so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.

     7.   TERMINATION.

     This Agreement shall terminate upon the occurrence of any of the following:

          A.   Mutual agreement, in writing, of the parties to terminate;

          B. Employee's death. Under circumstances of Employee's death, Company agrees to make termination payments to Employee's designated beneficiaries, in the amount of one year of base salary, and annual bonus payment for bonus payable in the fiscal year in which Employee's death occurred. Additionally, any unexercised, vested stock options which were available to Employee immediately prior to date of death shall be exercisable by beneficiaries in accordance with the Company's stock option plan. In addition, Employee's designated beneficiaries may, at their option, continue to pay and to receive insurance coverage under the COBRA provisions, and beyond, for the period allowed under Minnesota Statute, or upon attainment of age 65 of beneficiary, whichever is earlier.

          C. Upon the expiration of the initial or any renewal term of this Agreement, following 120 days of written notice by one party to the other indicating the party's intention not to renew;

          D. At the Company's option, if Employee shall be totally disabled, as defined above for a continuous period in excess of one hundred eighty (180) days. The Company's option to terminate in such event shall be exercised upon at least 30 days written notice to Employee;

          E. Termination by the Company for cause. For purposes of this provision of this Agreement, cause shall be defined as:

               1. Failure of the Employee to substantially perform any duties reasonably required by the Company that are consistent with Employee's position (except as a result of any disabling injury for which Employee has been receiving benefits under a short term or long term disability program); and

               2. The commission by Employee of any criminal act, or act of fraud or dishonesty by Employee related to or in connection with his Employment by the Company; or

               3. If Employee materially breaches Employee's other covenants contained in this Agreement.

          F. Change of employment or termination without cause by the Company. A Change in Employment shall be deemed to have occurred if, without Employee's consent,

               1. Employee's position, duties, or title are materially or adversely changed without cause: or

               2. Employee's salary or benefits are reduced without cause, or

               3. The location of performance of most of Employee's duties is moved from the general geographic location in which Employee performed such duties prior to the move.

          The effective date of a change in employment shall be the date Employee elects, by written notice to the Company, to treat such action as termination due to change in employment, provided it occurs within 90 days of the date Employee is notified of the change in employment. Failure to treat a particular change in employment as a termination of employment shall not preclude Employee from treating a subsequent change of employment as a termination of employment.

          G.   Termination Payments.

          In the event Employee's employment with the Company is terminated without cause, or a change in employment occurs and employee elects to treat the change in employment as a termination of employment and so notifies the Company of such election within 90 days following the change of employment (with a date of notice to be deemed the effective date of termination) or the geographic location changes as defined above, or upon non-renewal of this agreement by the Company, then:

               (a) Employee shall receive payment equal to 6 months severance plus additionally that portion of four months additional severance for each year of service to the Company with a maximum accumulated severance of 24 months total, of Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation, and at Employee's election, may pay out such salary and bonus or incentives over a period of one year consistent with the Company's routine employee payment schedules, or in a lump sump; and all unvested stock options held by Employee shall immediately vest and employee shall have one year which to exercise said options before expiration.

               (b) Employee shall be entitled to continue participation in the healthcare coverage, life insurance and general employee benefit plans of the Company as provided for by COBRA and specific insurance policies, at the expense of the employee.

               (c) In the  event  of a  termination  of  employment  under  this
          Section 7G, the Company agrees that in the event of a dispute by the executive over any terms or provisions contained in this agreement, or interpretation thereof, the Company will pay all reasonable legal expenses incurred by Employee as a result of Employee's efforts to resolve the dispute.

     H. Termination due to change in control. For purposes of this provision, a change in control will be defined as follows:

               (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act as used in sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Securities Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as amended from time to time), of securities of the Company representing greater than 50 (fifty) percent of the combined voting power of the Company's then outstanding securities; or

               (b) When, subsequent to the effective date of this agreement, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided however that a Director who was not a Director at the beginning of this period will be deemed to have satisfied the definition of "Incumbent Director" if such Director was elected by, or with the approval of at least 60% (sixty percent) of the Directors who then qualified as Incumbent Directors; or

               (c) The approval by the shareholders of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

               If during a two year period subsequent to a change in control, Employee is terminated without cause, or Employee is asked by the Board to assume a position, duties, or level of responsibility which are unacceptable to the Employee, or Employee is asked by the Board to relocate geographically to a location which is unacceptable to the Employee, the then controlling Company agrees to pay Employee a payment equal to 6 months severance plus additionally that portion of four months additional severance for each year of service to the Company prorated from the date of this agreement with a maximum accumulated severance of 24 months total, of Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation, and at Employee's election, may pay out such salary and bonus or incentives over a period of one year consistent with the Company's routine employee payment schedules, or at the request of the employee in a lump sump; and all unvested stock options held by Employee shall immediately vest.

               In the event of termination of this Agreement due to change in control, Company agrees to provide for reasonable expenses incurred on Employee's behalf in the event of a legal action or dispute in connection with the change of control, or termination of employment caused by such change in control.

     8.   COVENANT NOT TO COMPETE.

     Employee hereby covenants and agrees that during the initial and any renewal term of this Agreement, and for a period of one year following the termination of this Agreement, Employee shall not be engaged within the United States, either directly or indirectly, in any matter or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity, or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any corporation in competition with the business then being conducted by the Company; furthermore, Employee agrees not to solicit, directly or indirectly, any current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates. If Employee should breach the foregoing covenant, the Company will cease making payments described in the previous section regarding Termination of Agreement, and any associated payments contained therein; and remaining unexercised stock options shall immediately be cancelled and benefit plan provisions described in the Termination Section 7 shall be immediately discontinued.

     Additionally, at the option of the Board of Directors, the Company may chose to extend the covenant not to compete set forth herein for a period of up to an additional twelve months, beyond the initial twelve month period already stipulated herein. In consideration for such election, the Company agrees to make payment to the Employee the annualized salary and bonus equal to that in effect during the fiscal year at the time of termination.

     During this additional period of extension and payment, Employee agrees not to solicit, directly or indirectly, any current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates.

     9.   CONFIDENTIALITY.

     Employee will, in the course of his employment with the Company have access to confidential and proprietary data or information belonging to the Company. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company, or for the benefit of any other person such data or information. The provisions of this section shall survive Employee's employment hereunder regardless of the cause of termination of employment or this Agreement. The phase "confidential or proprietary date or information" shall mean information not generally available to the public, including, but not limited to, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary information that Employee has already acquired was in fact received in confidence in Employee's fiduciary capacity with respect to the Company.

     All written materials, records and documents made by Employer or coming into Employee's possession during the term of employment concerning any product, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall deliver to the Company all of the property of the Company in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, computers, and Company credit cards.

     10.  OTHER BUSINESS ACTIVITIES.

     Employee shall not serve as an officer of another company, whether for compensation or otherwise, requiring more than nominal duties by the Employee, during the term of this contract without the express prior written consent of the Company's Board of Directors. Employee may not serve as a Director of any other organization without express prior written approval by the Company's Board of Directors, except for current affiliation with CHDiagnostics, Clinical Networks, Inc., Clinical Networks LLC, and the Whittier Scripps Institute.

     11.  INVENTIONS AND PATENTS.

     Employee agrees to assign all rights, ownership and related privileges and benefits associated with inventions and patents to the Company. Employee agrees that any inventions or patents obtained in association with ideas or concepts initiated by Employee related to the Company's business are deemed to be Company property. This includes but is not limited to product ideas, changes or improvements; process ideas, changes or improvements; pertinent intellectual property, or other pertinent information.

     12.  ARBITRATION/DISPUTE RESOLUTION.

     The Company and the Employee agree that as a first option prior to any legal action arising out of the dispute over provisions in this agreement, parties may seek arbitration, and submit to authority of binding arbitration.

     13.  COOPERATION IN CLAIMS.

     Both during employment and post employment, Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which Employee is deemed by the Company to be a material witness or affiant, Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If Employee is no longer employed, Company will reimburse Employee for time and expenses incurred as a result of cooperation for this purpose.

     14.  INDEMNIFICATION.

     The Company agrees to make its best efforts to indemnify and hold harmless the Employee from liability incurred as a result of performance of duties as an Officer and member of the Board of Directors. This includes but is not limited to applicable statute, as well as efforts to secure coverage under pertinent insurance policies.

     15.  NOTICES.

     All notices, requests, demands and other communications provided for by this Contract shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective.

     If to the Employee:

     Maurice R. Taylor, II
     550 E. Long Lake Road
     Wayzata, MN  55391

     If to the Company:

     Chairman of The Board of Directors
     ProUroCare Inc.
     15250 Wayzata Blvd., Suite 107
     Wayzata, MN  55391

     Any notice of change of address shall only be effective, however, when received.

     16.  SUCCESSORS AND ASSIGNS.

     This contract shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. The Employee may assign his right to payment, and his obligations, under this Contract.

     17.  APPLICABLE LAW.

     This Contract shall be governed by the laws of the State of Minnesota.

     18.  OTHER AGREEMENTS.

     This Contract supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

     19.  NON-WAIVER.

     No delay or failure by either party in exercising any right under this Contract, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

     20.  HEADINGS.

     Headings in this Contract are for convenience only and shall not be used to interpret or construe its provisions.

     21.  COUNTERPARTS.

     This Contract may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


PROUROCARE INC.


By:  /s/Todd Leonard
  --------------------------------------
  Its: President and COO

AND: /s/Stanley Graves
   -------------------------------------
   Its: Chairman, Compensation Committee



EMPLOYEE

     /s/Maurice R. Taylor II
----------------------------------------
     Maurice R. Taylor, II